Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2025
BANNOCKBURN, IL., February 24, 2026 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Financial Highlights
(year-over-year comparisons unless otherwise noted)
•Net revenue of $1,465.4 million, up 8.8%
•Net income of $58.5 million, down 2.7%
•GAAP diluted earnings per share of $0.37, up 5.7%
•Adjusted EBITDA of $126.0 million, up 3.7%
•Adjusted diluted earnings per share of $0.46, up 4.5%
•Repurchased $95 million of stock in the quarter
Full Year 2025 Financial Highlights
(year-over-year comparisons unless otherwise noted)
•Net revenue of $5,649.5 million, up 13.0%
•Net income of $207.6 million, down 2.0%
•GAAP diluted earnings per share of $1.27, up 3.3%
•Adjusted EBITDA of $471.3 million, up 6.2%
•Adjusted diluted earnings per share of $1.72, up 8.9%
•Cash provided by operating activities of $258.4 million
•Repurchased $307 million of stock in the year
John C. Rademacher, Chief Executive Officer, commented, “Our team continued to execute at a very high level to deliver extraordinary care and solid results in the fourth quarter and full year of 2025. During 2025, we served over 315,000 patients and they remain at the center of everything we do. We continued to make significant progress against our key priorities to build a sustainable growth enterprise while navigating a dynamic industry environment. As we look ahead in 2026, I am excited about the opportunities to further our mission and capitalize on the positive long-term growth trends across our industry and the strength of our position to serve more patients.”

Full Year 2026 Financial Guidance
For the full year 2026, Option Care Health expects to deliver the following financial results:
•Net revenue of $5.8 billion to $6.0 billion
•Adjusted diluted earnings per share of $1.82 to $1.92
•Adjusted EBITDA of $480 million to $505 million
•Cash provided by operating activities of at least $340 million
Conference Call
Option Care Health will host a conference call to discuss its results on Tuesday, February 24, 2026, at 8:30 a.m. ET. The conference call can be accessed via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available at the same web link for 90 days after the call.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members, including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at optioncarehealth.com.
Investor Contact

Nicole Maggio
Senior Vice President, Corporate Controller
investor.relations@optioncare.com

Forward-Looking Statements - Safe Harbor
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements the Company may make regarding future revenues, future earnings, other future financial results, regulatory developments, market developments, new products and growth strategies and the effects of any of the foregoing on its future results of operations or financial condition.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws, regulations or trade policies applicable to its business model; loss of relationships with managed care organizations and other non-governmental third party payers; changes in the pharmaceutical industry, including limiting or discontinuing research, development, production and marketing of pharmaceuticals compatible with its services; changes in market conditions and receptivity to its services and offerings; and pending and future litigation or potential liability for claims not covered by insurance. For a detailed discussion of the risk factors that could affect its actual results, please refer to the risk factors identified in the Company’s SEC reports as filed with the SEC.
Any forward-looking statement made by the Company in this press release is based only on information currently available to it and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted diluted earnings per share (“EPS”), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, EPS, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted diluted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, net of tax adjustments, (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted diluted EPS represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. The Company has not reconciled Adjusted EBITDA guidance to net income or Adjusted diluted EPS guidance to GAAP diluted EPS as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each historical adjusted measure to the most comparable GAAP financial measure are set forth below.

  Schedule 1
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$232,624	$412,565
Accounts receivable, net	473,566	409,733
Inventories	471,149	388,131
Prepaid expenses and other current assets	87,629	112,198
Total current assets	1,264,968	1,322,627

NONCURRENT ASSETS:
Property and equipment, net	139,236	127,367
Intangible assets, net	21,897	16,993
Referral sources, net	287,281	284,017
Goodwill	1,606,743	1,540,246
Other noncurrent assets	135,644	130,493
Total noncurrent assets	2,190,801	2,099,116
TOTAL ASSETS	$3,455,769	$3,421,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$639,829	$610,779
Other current liabilities	189,519	169,367
Total current liabilities	829,348	780,146

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,154,052	1,104,641
Other noncurrent liabilities	145,976	132,718
Total noncurrent liabilities	1,300,028	1,237,359
Total liabilities	2,129,376	2,017,505

STOCKHOLDERS' EQUITY	1,326,393	1,404,238
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,455,769	$3,421,743

Schedule 2
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
NET REVENUE	$1,465,446	$1,346,418	$5,649,519	$4,998,202
COST OF REVENUE	1,182,548	1,078,039	4,561,624	3,985,209
GROSS PROFIT	282,898	268,379	1,087,895	1,012,993

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	172,137	164,727	682,451	630,251
Depreciation and amortization expense	19,260	16,615	67,538	60,909
Total operating expenses	191,397	181,342	749,989	691,160
OPERATING INCOME	91,501	87,037	337,906	321,833

OTHER INCOME (EXPENSE):
Interest expense, net	(12,734)	(10,879)	(54,558)	(49,029)
Other, net	2,749	4,891	(448)	10,795
Total other (expense) income	(9,985)	(5,988)	(55,006)	(38,234)

INCOME BEFORE INCOME TAXES	81,516	81,049	282,900	283,599
INCOME TAX EXPENSE	23,012	20,916	75,315	71,776
NET INCOME	$58,504	$60,133	$207,585	$211,823

Earnings per share, basic	$0.37	$0.36	$1.28	$1.23
Earnings per share, diluted	$0.37	$0.35	$1.27	$1.23

Weighted average common shares outstanding, basic	158,259	168,816	162,099	171,567
Weighted average common shares outstanding, diluted	159,833	169,980	163,365	172,845

Schedule 3
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$207,585	$211,823
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	70,690	63,498
Deferred income taxes, net	8,443	12,656
Other adjustments	71,479	55,661
Changes in operating assets and liabilities:
Accounts receivable, net	(54,593)	(32,075)
Inventories	(81,469)	(114,127)
Prepaid expenses and other current assets	17,756	(15,601)
Accounts payable	19,523	183,395
Accrued compensation and employee benefits	6,292	(29,480)
Other	(7,259)	(12,358)
Net cash provided by operating activities	258,447	323,392

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(41,307)	(35,606)
Business acquisitions, net of cash acquired	(117,247)	—
Other investing activities	(2,529)	(864)
Net cash used in investing activities	(161,083)	(36,470)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	229,472	49,959
Purchase of company stock and related excise taxes	(309,951)	(252,726)
Retirement of debt obligations	(180,239)	—
Other financing activities	(16,587)	(15,439)
Net cash used in financing activities	(277,305)	(218,206)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(179,941)	68,716
Cash and cash equivalents - beginning of period	412,565	343,849
CASH AND CASH EQUIVALENTS - END OF PERIOD	$232,624	$412,565

Schedule 4
OPTION CARE HEALTH, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$58,504	$60,133	$207,585	$211,823
Interest expense, net	12,734	10,879	54,558	49,029
Income tax expense	23,012	20,916	75,315	71,776
Depreciation and amortization expense	20,316	17,469	70,690	63,498
EBITDA	114,566	109,397	408,148	396,126

EBITDA adjustments
Stock-based incentive compensation expense	9,318	8,523	39,956	36,143
Loss on extinguishment of debt	—	—	4,744	377
Restructuring, acquisition, integration and other	2,118	3,639	18,436	11,143
Adjusted EBITDA	$126,002	$121,559	$471,284	$443,789

Net income	$58,504	$60,133	$207,585	$211,823
Intangible asset amortization expense	9,269	8,596	36,932	34,405
Stock-based incentive compensation expense	9,318	8,523	39,956	36,143
Loss on extinguishment of debt (1)	—	—	4,744	—
Restructuring, acquisition, integration and other	2,118	3,639	18,436	11,143
Total pre-tax adjustments	20,705	20,758	100,068	81,691
Tax adjustments (2)	(5,984)	(5,356)	(26,618)	(20,668)
Adjusted net income	$73,225	$75,535	$281,035	$272,846

Earnings per share, diluted	$0.37	$0.35	$1.27	$1.23
Adjusted earnings per share, diluted	$0.46	$0.44	$1.72	$1.58
Weighted average common shares outstanding, diluted	159,833	169,980	163,365	172,845
(1) Beginning with the year ended December 31, 2025, adjusted net income excludes loss on extinguishment of debt on a prospective basis, which has been immaterial in prior periods.
(2) Tax adjustments for the three months and year ended December 31, 2025 and 2024 includes the estimated income tax effect on non-GAAP adjustments based on the effective tax rate.